EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the JPMCC Commercial Mortgage Securities Trust 2017-JP6 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Moffett Gateway Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Moffett Gateway Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Moffett Gateway Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Moffett Gateway Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Moffett Gateway Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Moffett Gateway Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Moffett Gateway Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the 245 Park Avenue Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for the 245 Park Avenue Mortgage Loan prior to April 13, 2021, Situs Holdings, LLC, as Special Servicer for the 245 Park Avenue Mortgage Loan on and after April 13, 2021, Wilmington Trust, National Association, as Trustee for the 245 Park Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 245 Park Avenue Mortgage Loan, Trimont Real Estate Advisors, LLC, as Operating Advisor for the 245 Park Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 245 Park Avenue Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 245 Park Avenue Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 740 Madison Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 740 Madison Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 740 Madison Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 740 Madison Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 740 Madison Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 740 Madison Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 211 Main Street Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 211 Main Street Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 211 Main Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 211 Main Street Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 211 Main Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 211 Main Street Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the Apex Fort Washington Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Apex Fort Washington Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Apex Fort Washington Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Apex Fort Washington Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Apex Fort Washington Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Apex Fort Washington Mortgage Loan on and after November 1, 2021.

Dated: March 15, 2022

/s/ Kunal K. Singh

Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)